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                                                                   Exhibit 10.15


                               AMISTAR CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT is entered into this <<day>><<dayth>> day of
<<month>>, <<year>>, by and between Amistar Corporation (the "Company"), a
California corporation, and <<FirstName>> <<LastName>> (the "Optionee") pursuant to the Company's 1994 Employee Stock Option Plan dated February 28, 1994 (the "Plan").

     In consideration of the covenants herein set forth, and pursuant to authorization by the Board of Directors of the Company, the parties agree as follows:

     1. Option; Number of Shares; Price.
        --------------------------------

     The Company grants to the Optionee the right ("Option") to purchase all or any portion of <<shares>> shares of the Common Stock of the Company ("Stock") at a purchase price of $<<price>> per share (the "Option Price"), which price has been determined to be not less than the fair market value of the Stock per share on the date of this Agreement; provided, however, that if the Optionee is a 10-percent shareholder of the Company as defined in Section 422(b)(6) of the Internal Revenue Code of 1954, as amended (the "Code"), at the time the Option is granted the Option Price shall be not less than 110 percent of such fair market value. This Option is subject to the terms and conditions stated in this Agreement and in the Plan, including but not limited to the provisions of
Section 12 of the Plan under which this Option shall be subject to modification when certain events occur. It is intended that this Option will qualify for treatment as an incentive stock option under Section 422A of the Code.

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     2. Terms of Agreement
        ------------------

     This Agreement shall expire when the first of the following occurs:

          (a) the expiration of five years from the date of this Agreement, provided, however, that if the Optionee is a 10 percent shareholder of the Company as defined in Section 422A(b)(6) of the Code, the expiration of five years from the date of this Agreement;

          (b) the date and time of the termination of the Optionee's employment by the Company, except that with respect to any installment of the Option which is exercisable under Section 3(b) hereof upon the date of such termination, this Agreement will expire on the expiration of three months from the date of the Optionee's termination of employment (other than by reason of death), except that if the Optionee is then disabled (within the meaning of Section 105(d)(4) of the Code), the expiration of one year from the date of the Optionee's termination of employment;

          (c) the expiration of one year from the date the Optionee dies if he dies while he is, or not later than three months after he has ceased to be, employed by the Company or any of its subsidiaries (as such term is used in the Plan) in a capacity in which he would be eligible to receive grants of Options under the Plan; or

          (d) the termination of the Option under Section 15 of the Plan.


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     3. Exercise of Option
        ------------------

     This Option may be exercised by the Optionee (or, after his death, by the person designated in Section 4 hereof) only in accordance with the following provisions:

          (a) this Option may be exercised by the Optionee upon delivery of the following to the Company at its principal executive offices:

               (i) a written notice of exercise which identifies this agreement and states the number (which may not be less than 100) of shares of stock then being purchased;

               (ii) a check or cash in the amount of the purchase price (or payment of the purchase price in such other form of lawful consideration as the Company's Board of Directors may approve from time to time under the provisions of Section 7 of the Plan);

               (iii) a letter of agreement, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee and such other agreements and representations as described in Section 10 of the Plan; and

               (iv) a check or cash, if requested by the Company either before or after the Company's receipt of the notice of exercise, in the amount of any taxes (other than stock issue or transfer taxes) which the Company is obligated to collect or withhold by reason of exercise of this Option.


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          (b) This Option shall become exercisable in the following
installments. The Optionee shall be entitled to purchase all or any portion of the shares of Stock indicated opposite the dates set forth below on or after such dates, provided that the Optionee is employed by the Company on such date:

                    Date                            No. of Shares
                    ----                            -------------
            <<day>> <<month>>, 2005                  <<quarter>>
            <<day>> <<month>>, 2006                  <<quarter>>
            <<day>> <<month>>, 2007                  <<quarter>>
            <<day>> <<month>>, 2008                  <<quarter>>

The installments shall be cumulative, such that this Option may be exercised as to any or all of the Stock covered by an installment at any time or times after the installment becomes exercisable and until this Option expires or terminates. The termination of the employment of the Optionee by death, disability or otherwise shall not accelerate or otherwise affect the number of shares with respect to which this Option may be exercised except as provided for in the foregoing schedule.

     4. Death of Optionee; No Assignment
        --------------------------------

     The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution. This Option shall be exercisable only by the Optionee during his lifetime. Any attempt to assign this Option in contravention of this Agreement shall be void and shall have no effect. If the Optionee should die while he is, or not later than three months after he has ceased to be, employed by the Company or a subsidiary, his legal representative, his legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (this group shall be collectively known as "Successors") succeeds to the Optionee's rights under this Agreement. After the death of the Optionee, only his Successor may execute this Option.


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     5. Employment of Optionee
        ----------------------

     The Optionee agrees to remain in the employ of the Company or a subsidiary for a period of one year from the date of this Agreement if such continued employment is requested by such employer. This provision shall not obligate the Company or a subsidiary to employ the Optionee for that period or for any other period.

     6. No Rights as Shareholders
        -------------------------

     The Optionee shall have no rights as a shareholder of any shares of Stock covered by this Option until the date (the "Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 12 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

     7. Representations and Warranties of Optionee
        ------------------------------------------

     Optionee represents and warrants that the Option is being acquired by the Optionee in good faith for THE OPTIONEE'S own personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof. Optionee agrees that he will exercise the Option without any then present intent to sell or otherwise dispose of all or any part of the Stock acquired thereby.


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     Optionee acknowledges that the Company may issue Stock upon the exercise of the Option without registering such Stock under the Securities Act of 1933, as amended (the "Act") on the basis of certain alternative exemptions from such registration requirement. Accordingly, the Optionee agrees that his exercise of the Option may be expressly conditioned upon his delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that the Optionee is acquiring the Stock for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by the Optionee that the shares evidencing the Stock may bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer. The Optionee acknowledges that, because Stock received upon exercise of an Option may be unregistered, the Optionee may be required to hold the Stock indefinitely unless it is subsequently registered for resale under the Act or an exemption from such registration is available.

     8. This Agreement Subject To Plan
        ------------------------------

     This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. Any provision in this Agreement inconsistent with the Plan shall be superseded and governed by the Plan. A copy of the Plan is available to the Optionee at the Company's principal executive offices upon request and without charge.


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     9. Legends on Certificates.
        ------------------------

     Optionee acknowledges that the certificates representing the Stock issued upon exercise of the Option may bear such legends and be subject to such restrictions on transfer as the Company may reasonably deem necessary to comply with all applicable state and federal securities laws and regulations and to satisfy any requirements under a Stock Restriction Agreement pursuant to which such Stock is issued.

     The Company and the Optionee have executed this Agreement as of the date set forth in the first paragraph.


     AMISTAR CORPORATION


     By:_______________________________


     Optionee:_________________________



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